DLA Piper US LLP The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 T 410.580.3000 F 410.580.3001 W www.dlapiper.com

November 30, 2006

THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

Re:	Registration Statement on Form N-1/A

Ladies and Gentlemen:

We serve as special Maryland counsel to The Prudential Investment Portfolios, Inc., a Maryland corporation (the “Company”), in connection with a Post-Effective Amendment to the Company’s Registration Statement on Form N-1/A (File Nos. 33-61977 and 811-07343 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the Investment Company Act of 1940, as amended, on November 30, 2006 relating to the issuance of (a) shares of Class L Common Stock, $.001 par value per share (the “Class L Shares”), Class M Common Stock, $.001 par value per share (the “Class M Shares”), Class X Common Stock, $.001 par value per share (the “Class X Shares”), and New Class X Common Stock, $.001 par value per share (the “New Class X Shares”), of Dryden Active Allocation Fund, a series of shares of stock of the Company, and (b) shares of Class R Common Stock, $.001 par value per share (the “Class R Shares” and, collectively with the Class L Shares, the Class M Shares, the Class X Shares and the New Class X Shares, the “Shares”), of each of JennisonDryden Conservative Allocation Fund, Jennison Dryden Moderate Allocation Fund and JennisonDryden Growth Allocation Fund, each a series of shares of stock of the Company. This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.            The Registration Statement, in the form in which it was transmitted to the Commission under the Act;

BALT2\4278248.1

THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC. November 30, 2006 Page 2

2.          The Articles Supplementary relating to the Shares, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.            The charter of the Company (the “Charter”), certified as of a recent date by the SDAT;

4.          The By-Laws of the Company, certified as of the date hereof by the Assistant Secretary of the Company;

5.          Resolutions adopted by the Board of Directors of the Company (the “Resolutions”) relating to the registration, sale and issuance of the Shares, certified as of the date hereof by the Assistant Secretary of the Company;

6.            A short-form certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

7.            A certificate (the “Assistant Secretary’s Certificate”) executed by Claudia DiGiacomo, Assistant Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

4.          All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

Ex (i)(2) Piper Opinion

BALT2\4278248.1

THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC. November 30, 2006 Page 3

5.          The issuance of the Shares will not result in the Company issuing shares in excess of the number of shares of any class or series of the Company authorized by the Charter.

6.          The final versions of all Documents will conform in all material respects to the versions thereof submitted to us in draft form.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.            The Shares have been duly authorized and, when issued as contemplated by the Registration Statement and the Resolutions, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA Piper US LLP

Ex (i)(2) Piper Opinion

BALT2\4278248.1